EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors of
Interwoven, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-88725, 333-39914, 333-42690, 333-46662, 333-49926, 333-54250, 333-87186, 333-104814, 333-106819, 333-110586, 333-114801, 333-124414 and 333-127960) on Form S-8 of Interwoven, Inc. of our reports dated March 13, 2006 with respect to the consolidated balance sheets of Interwoven, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Interwoven, Inc.
/s/ KPMG LLP
Mountain View, California
March 13, 2006